EXHIBIT 24

                                                                    EXHIBIT 24

                             POWER OF ATTORNEY


               WHEREAS, CVS CORPORATION, a Delaware corporation ("CVS"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to shares of CVS common stock to be issued pursuant to the CVS 1996 Directors Stock Plan, the CVS Omnibus Stock Incentive Plan, and the CVS 1989 Directors Stock Option Plan.

               NOW, THEREFORE, the undersigned hereby appoints Charles C. Conaway and Thomas M. Ryan, and each of them, as attorney for the undersigned, for the purpose of executing and filing such Registration Statement or any amendment thereto, hereby giving said attorney full authority to perform all acts necessary thereto as fully as the undersigned could do if personally present and hereby ratifying all that said attorney may lawfully do, have done or cause to be done by virtue hereof. This Power of Attorney may be executed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this POWER OF ATTORNEY.



        Signature
-------------------------


-------------------------
(Stanley P. Goldstein)


-------------------------
(Allan J. Bloostein)


-------------------------
(W. Don Cornwell)


-------------------------
(Thomas P. Gerrity)


-------------------------
(William H. Joyce)


-------------------------
(Terry R. Lautenbach)


-------------------------
(Terrence Murray)


-------------------------
(Sheli Z. Rosenberg)


-------------------------
(Ivan G. Seidenberg)


-------------------------
(Patricia Carry Stewart)


-------------------------
(Thomas O. Thorsen)


-------------------------
(M. Cabell Woodward, Jr.)